Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-102601, 333-89892, 333-54836, 333-44626, 333-39366, 333-112912, 333-123979, 333-130043 and 333-152478 on Form S-8 of our report dated March 5, 2009 (January 26, 2010 as to the effects of the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB No. 51,” described in Note 28) relating to the consolidated financial statements and financial statement schedule of AsiaInfo Holdings, Inc., its subsidiaries and its variable interest entities (collectively, the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the recognition and measurement methods under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109”) and our report dated March 5, 2009 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of AsiaInfo Holdings, Inc. dated January 27, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, China
January 27, 2010